Exhibit 10.5

EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

MATERIAL TRANSFER AND RESEARCH AGREEMENT

This Agreement is made as of the date of last signature (“Effective Date”) by and between AIM ImmunoTech Inc. (“AIM”), a corporation incorporated under the laws of Delaware, and UNIVERSITY OF PITTSBURGH – Of the Commonwealth System of Higher Education (“University”), having an Office of Sponsored Programs at [***] on behalf of Dr. Robert Edwards, an employee of University. AIM and University shall be referred to individually as a “party” and together as the “parties.”

WHEREAS, University wishes to receive Confidential Information pertaining to AIM’s inventions and knowhow and also receive Ampligen®, solely for purposes of conducting the clinical trial in Exhibit A, and

WHEREAS, AIM is willing to provide Confidential Information and Ampligen®, at AIM’s expense, to University solely for purposes of conducting scientific research on the following terms and conditions,

NOW THEREFORE, in consideration of the premises and the mutual agreements and undertakings herein set forth, University and AIM hereby agree as follows:

1.	DEFINITIONS. Whenever used in this Agreement, the following terms will have the following meanings:

1.1	“Confidential Information” means any confidential or proprietary information, knowledge, intellectual property, pre-clinical and clinical information or data, technical and/or non-technical material or property, relating to RNA pharmaceutical products and technologies, including but not limited to double-stranded RNA compounds and in particular the double-stranded RNA compound trademarked Ampligen® provided under this Agreement. A party disclosing Confidential Information shall be a “disclosing party” and a party receiving same shall be a “receiving party.”

1.2	“Clinical Study” shall mean the clinical study described in Exhibit A to be conducted by University utilizing Confidential Information and Ampligen®, work which is being funded by the National Institutes of Health.

2.	PROVIDING OF MATERIAL, CONFIDENTIAL INFORMATION, AND PERFORMANCE OF THE CLINICAL STUDY.

2.1	AIM shall provide to University such Ampligen® as may be reasonably requested by University for purposes of the Clinical Study, and shall be used by University solely for the purpose of conducting the Clinical Study. AIM represents to University that it shall provide Ampligen® that has been manufactured, packaged and labeled according to all applicable laws and FDA standards. AIM is not obligated to provide any additional Ampligen® if the Clinical Study is modified without AIM’s consent to require additional Ampligen®. University shall not transfer the Ampligen® to any third party without written approval from AIM. Any unused Ampligen® left at the end of this Study or at the termination of this agreement is to be returned to AIM at University’s expense or if requested by AIM, be destroyed with documentation to be provided to AIM.

2.2	In no event shall University use Ampligen® to attempt to (i) reverse engineer or determine in any way the chemical or biological structure of Ampligen®; (ii) determine the size distribution, size, sequence, structure (including the primary structure, the secondary structure or the tertiary structure) of Ampligen®; or (iii) conduct research on Ampligen® which is not directly related to the clinical trial in Exhibit A.

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EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

2.3	The Parties acknowledge that the Ampligen® is being provided “as is,” without any warranties or representations of any sort, express or implied, including without limitation warranties of merchantability and fitness for a particular use. AIM makes no representation and provides no warranty that the use of the Ampligen® in the Study will not infringe any patent or other proprietary right of third parties.

2.4	The parties shall provide to each other such Confidential Information as is necessary for purposes of the Clinical Study.

2.5	The parties will utilize the Confidential Information exchanged solely for the purposes of conducting the Clinical Study.

2.6	University will promptly and diligently pursue the Clinical Study in a scientific manner, documenting in reproducible form the work performed and results achieved in pursuing the Clinical Study.

3.	INTELLECTUAL PROPERTY.

3.1	All information or material and intellectual property rights relating thereto, including at least patents, patent applications, provisional patent applications, trademarks, trademark applications, and trade secrets owned by or licensed to a Party prior to the effective date of this Agreement or developed or obtained independently from this Study (“Background”) shall be and remain the sole property of that Party. AIM’s Background includes, at least, specific knowledge about and all rights related to Ampligen® that do not arise from this clinical trial in Exhibit A. AIM’s Background shall remain the sole property of AIM. Nothing in this Agreement shall be deemed to constitute or imply the granting of any license, immunity or other right under the Background of one Party to the other Party provided. However, AIM grants to University a free, non-exclusive, license under the Background of AIM for the sole purpose to execute the clinical trial in Exhibit A until the earlier of: (a) completion of the clinical trial; or (b) termination in accordance with Article 6.1 of this Agreement.

3.2	Ownership of and title to all trademarks, patents and other intellectual property rights in all inventions, discoveries, and other intellectual property (all herein “Intellectual Property”) which are made, conceived, or conceived and reduced to practice, or generated in the performance of the Clinical Study under this Agreement shall follow inventorship under U.S. patent law. Inventions made solely by University shall be owned solely by the University. Inventions made solely by AIM shall be owned solely by AIM. Inventions made using Ampligen® in this Clinical Trial shall be owned jointly.

3.3	University hereby grants to AIM a non-exclusive, fully paid up right to use University inventions that rely on or incorporate AMPLIGEN® or that, if patented, would infringe any patent claims held by AIM (“AIM Inventions”) for internal research purposes. Additionally, the University shall grant a time-limited right for a period of ninety (90) days from the data the invention is disclosed to AIM to negotiate a commercial, royalty-bearing license to AIM Inventions under terms to be negotiated in good faith.

4.	CONFIDENTIALITY.

4.1	The parties will employ the same degree of care to keep all Confidential Information confidential as they employ with respect to their own information of like importance, which shall not constitute less than a reasonable standard of care, and will not use any Confidential Information except for the express purposes of this Agreement and will not disclose any Confidential Information received from the other party to any third party, except to consultants (employees are not third parties as this is a University agreement) who are entitled to know such Confidential Information for the purposes of carrying out the object of this Agreement, and who are obligated to abide by all of the provisions of this Agreement. Nothing in this paragraph shall prevent a disclosing party from disclosing or using its own Confidential Information as it wishes.

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EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

4.2	All Confidential Information shall remain the property of the disclosing party. Upon the written request of a disclosing party or upon termination or expiration of this Agreement, all tangible Confidential Information received from the disclosing party (including all copies thereof and samples) shall be promptly returned to the disclosing party; provided that the receiving party may retain one (1) copy of such tangible Confidential Information in a secure location for purposes of identifying its obligations under this Agreement.

4.3	The obligations of confidentiality and non-use set forth in this Article 4 of this Agreement shall not apply to any portion of the Confidential Information that:

(a)	is or becomes public or available to the general public without being wrongfully obtained or through breach of Agreement or is developed independently of Confidential Information received from the disclosing party; or

(b)	was known to and evidenced by the receiving party’s written records prepared prior to the date of this Agreement; or

(c)	is properly obtained by the receiving party from a third party with a valid legal right to disclose such Confidential Information and such third party is not under a confidentiality obligation to the disclosing party; or

(d)	is released by the disclosing party to a third party without restriction.

4.4	In the event that a receiving party is requested or required (by deposition, interrogatories, request for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Confidential Information, the receiving party shall provide the disclosing party with prompt written notice of any such request or requirement so the disclosing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Confidentiality Agreement. If, in the absence of a protective order or other remedy or the receipt of a signed written waiver, the receiving party or its representatives are nonetheless, in the written opinion of their counsel, legally compelled to disclose Confidential Information to any governmental or regulatory body or else stand liable for contempt or suffer such other censure or penalty, receiving party may, without liability hereunder, disclose to such body only that portion of the Confidential Information which such counsel advises the receiving party is legally required to be disclosed, provided that the receiving party exercised efforts to allow the disclosing party to use its reasonable efforts to preserve the confidentiality of the Confidential Information.

4.5	Nothing in this Agreement shall be construed as giving a receiving party any right, title, interest in or ownership of the Confidential Information.

4.6	The provisions of this Article 4 shall survive any termination or expiry of this Agreement for a period of five (5) years.

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EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

5.	DISCLOSURE TO AIM.

5.1	University shall, on a semi-annual basis provide information in writing to AIM regarding the progress, status and safety and efficacy results of the Clinical Study. University shall provide copies of all reported Safety Reports and Serious Adverse Events (SAE) Reports at time of reporting or submission to the FDA and IRB at time of submission to FDA and IRB. Such results are provided without warranty of any type and University shall not be liable to AIM in any way for use of such results. If requested by AIM, University Principal Investigator will confirm within a reasonable period of time any oral progress reports with follow-up summary written reports. University Principal Investigator will provide AIM with a final written report within 6 months after the conclusion of the clinical trial listed in Exhibit A describing the methods used and results obtained together with any other pertinent findings from the Project.

6.	TERMINATION.

6.1	This Agreement shall terminate upon the earlier of (a) the completion of the Clinical Study, or (b) the written agreement signed by authorized representatives of the parties.

7.	INDEMNIFICATION

7.1	AIM agrees to indemnify, defend and hold harmless the University, its trustees, officers, employees and agents, for all liability relating to any expense, claim, loss, damage or cost (including attorneys’ fees) arising out of or in any way connected with the use of the Clinical Study’s research data or results that arises from the use of AMPLIGEN®.

8.	MISCELLANEOUS.

8.1	Notices. All notices required or permitted to be given under this Agreement will be given in writing and will be effective when either personally delivered (including delivery by Fedex or other courier), or when sent by facsimile, addressed as follows:

To University:	Office of Sponsored Programs
[***]
Attn: Clinical and Corporate
To AIM:	AIM ImmunoTech Inc.
2117 SW Highway 484
Ocala, Florida 34473
Attn: David Strayer, MD

Or such other address as either party may hereinafter specify by written notice to the other under this Section 8.1. Such notices and communications will be deemed effective on the date of personal delivery or upon confirmed answer back by facsimile.

8.2	Entire Agreement; Amendment and Waivers. This Agreement is the entire agreement between University and AIM with respect to the specific subject matter hereof. This Agreement may not be modified, amended or terminated, nor may any term hereof be waived, except by an instrument in writing, signed by authorized representatives of both University and AIM.

8.3	Severability; Enforcement. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, is held by a court of competent jurisdiction to be invalid, unenforceable, or void, as written, in whole or in part, such provision will be deemed to be amended to the extent necessary to be enforceable and applied by such court in the broadest possible manner, consistent with enforceability, and the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances will remain in full force and effect.

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EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

8.4	Assignment; Binding Effect. This Agreement may not be assigned, nor may any of the rights or obligations be delegated, without the prior approval of both parties.

8.5	Remedies. The parties agree that in the event of any breach or threatened breach of any of the covenants herein, the damage or imminent damage to the value and the goodwill of a party may be irreparable and extremely difficult to estimate, making any remedy extremely difficult to estimate, and/or making any remedy at law or in damages inadequate. Accordingly, the parties agree that they will be entitled to seek injunctive relief against the other party in the event of any breach of any such terms of this Agreement, in addition to any other relief (including damages) available under this Agreement or under law.

8.6	Governing Law. The validity, interpretation, enforceability, and performance of this Agreement will be governed by and construed in accordance with the laws of Florida, U.S.A. without regard to the application of conflict laws.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

AIM IMMUNOTECH, INC.		UNIVERSITY

By:	/s/ Peter W. Rodino	By:	/s/Shane Riley
	Peter W. Rodino, III:		Shane Riley
	COO and General Counsel		Associate Director, Office of Sponsored Programs

Date:	10/11/2022	Date:	10/7/2022

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EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit A

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